Exhibit 23




                    Consent of Independent Public Accountants
                    -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated November 3, 1995, included in or incorporated by reference into Thermo Power Corporation's Annual Report on Form 10-K for the year ended September 30, 1995, into the Company's previously filed Registration Statements as follows:
   Registration Statement No. 33-19061 on Form S-8, Registration Statement No. 33-19062 on Form S-8, Registration Statement No. 33-25051 on Form S-8, and Registration Statement No. 33-52814 on Form S-8.






                                                     Arthur Andersen LLP




   Boston, Massachusetts
   December 4, 1995